Exhibit 10.3

2015 Executive Officer Compensation Arrangements

Executive Officer	Base Salary Rate(1)	Target Bonus as % of Annual Base Salary Rate(2)

Bruce C. Cozadd Chairman and Chief Executive Officer	$875,000	100

Russell J. Cox Executive Vice President and Chief Operating Officer	$550,000	55

Suzanne Sawochka Hooper Executive Vice President and General Counsel	$500,000	55

Matthew P. Young Executive Vice President and Chief Financial Officer	$475,000	55

Iain McGill Senior Vice President, Jazz Pharmaceuticals Europe and Rest of World	£240,000	45

Michael P. Miller Senior Vice President, U.S. Commercial	$430,000	45

Karen Smith, M.D., Ph.D. Global Head of Research & Development and Chief Medical Officer	$475,000	45

Paul Treacy Senior Vice President, Technical Operations	€250,800	45

Karen J. Wilson Senior Vice President, Finance and Principal Accounting Officer	$310,000	45

(1)	2015 Base salary rates generally effective by March 1, 2015. Dr. Smith’s base salary rate is effective beginning on April 13, 2015, the commencement date of her employment.

(2)	Target bonus percentage for each officer is based on his or her position and/or responsibility level as provided in Jazz Pharmaceuticals plc’s cash bonus plans.